The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated February 13, 2023

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-265574

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 27, 2022)

Shares

Common Stock

We are offering               shares of our common stock.

Our common stock trades on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CISO.” The last reported sale price of our common stock on Nasdaq on February 10, 2023 was $1.11 per share.

Currently, we are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced public company reporting requirements. Please read “Implications of Being an Emerging Growth Company.”

You should read carefully and consider the “Risk Factors” referenced on page S-7 of this prospectus supplement and the risk factors described in other documents incorporated by reference herein.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds to us, before expenses	$	$

(1) See “Underwriting” for additional disclosure regarding underwriting discounts, commissions and estimated offering expenses.

We have granted the underwriter an option to purchase up to an              additional shares of common stock from us at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any. The underwriter may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable by us will be $          and the total proceeds to us, before expenses, will be $                     .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of common stock on or about February , 2023.

Sole Bookrunning Manager

Cantor

The date of this prospectus supplement is                     , 2023

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated June 27, 2022, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”), before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the underwriter has not, authorized anyone to provide you with information different from or inconsistent with the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We and the underwriter take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We and the underwriter are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” and “our company” mean, collectively, Cerberus Cyber Sentinel Corporation and its subsidiaries.

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SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference. It does not contain all of the information that you should consider before buying our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section in this prospectus supplement and the accompanying prospectus and under similar captions in the documents incorporated by reference into this prospectus supplement.

Our Business

We are a cybersecurity and compliance company comprised of highly trained and seasoned security professionals who work with clients to enhance or create a better cyber posture in their organization. Cybersecurity, also known as computer security or information technology security, is the protection of computer systems and networks from information disclosure, theft of or damage to their hardware, software, or electronic data, as well as from the disruption or misdirection of the services they provide. The cybersecurity industry has a supply and demand issue wherein there is more demand for cybersecurity services than there are expert and seasoned compliance and cybersecurity professionals available in the market. We seek to identify, attract, and retain highly skilled cyber and compliance teams and bring them together to provide holistic cyber services. We accomplish this through acquisitions, direct hiring, and incentivizing employees with stock options to help retain them. On an ongoing basis, we seek to identify cyber talent that is culturally aligned and that offers operating leverage through both existing customer revenue and relationships. We have invested in enterprise solutions and executive talent to integrate our different organizations into an ecosystem that works together to provide complete and holistic cybersecurity through cross pollination of solutions. The ecosystem is intended to provide additional revenue opportunities and drive overall recurring revenue.

We emphasize to clients the critical nature of having their work force create a continuously aware security culture. Once engaged, we strive to become the trusted advisors for customers’ cybersecurity and compliance needs by providing tailored security solutions based upon their organizational needs. We do not focus on selling cybersecurity products; we are product-agnostic so that we can provide solutions that fit the customer’s security needs, financial realities, and future strategy. Our approach is to evaluate the client’s organization holistically, identify compliance requirements, and help secure the infrastructure while helping to create a culture of security.

We provide a full range of cybersecurity consulting and related services, encompassing all three pillars of compliance, cybersecurity, and culture. Our services include secured managed services, compliance services, security operations center (“SOC”) services, virtual Chief Information Security Officer (“vCISO”) services, incident response, certified forensics, technical assessments, and cybersecurity training. We believe that culture is the foundation of every successful cybersecurity and compliance program. To deliver that outcome, we developed our unique offering of MCCP+ (“Managed Compliance & Cybersecurity Provider + Culture”), which is the only holistic solution that provides all three of these pillars under one roof from a dedicated team of subject matter experts. In contrast to the majority of cybersecurity firms that are focused on a specific technology or service, we seek to differentiate ourselves by remaining technology agnostic, focusing on accumulating highly sought-after topic experts. We continually seek to identify and acquire cybersecurity talent to expand our service scope and geographical coverage to provide the best possible service for our clients. We believe that bringing together a world-class team of technological experts with multi-faceted expertise in the critical aspects of cybersecurity is key to providing technology agnostic solutions to our clients in a business environment that has suffered from a chronic lack of highly skilled professionals, thereby setting us apart from competitors and in-house security teams. Our goal is to create a culture of security and to help quantify, define, and capture a return on investment from information technology and cybersecurity spending. Our brand rallies around the battle cry: “Cybersecurity is a Culture, not a Product.”

Offering this set of cybersecurity services allows us to capture more revenue with greater efficiency, facilitating greater profitability and stronger customer retention. The benefit to our customers is that they receive an efficient engagement from a single provider that covers a wide range of their needs. This means their challenges are addressed more thoroughly and problems are resolved more rapidly when compared to working with multiple vendors. This leads to the best possible outcome, which enables our customers to commit to us for the long term.

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We believe that our business model is differentiated from other companies in the industry in that our employees are not consultants; they are dedicated partners available on a recurring monthly contract. Due to the numerous challenges in hiring experienced cybersecurity and compliance professionals, assimilating our team of industry and subject matter experts into our clients’ teams is the ideal solution.

We are technology agnostic. Whereas, most cybersecurity firms are locked into working with a single technology, we seek to differentiate ourselves by remaining technology agnostic. This approach enables us to work with any business, no matter what systems or tools they use. For our customers, the benefit is equally valuable as they are able to choose the best tools and technology for their business needs without affecting their relationship with us.

We believe that building a world-class technology team with industry-specific and subject-matter expertise is the key to providing cutting-edge solutions to our clients. We will continue to identify and acquire cybersecurity talent to expand our scope of services and geographical footprint to fortify our capability to deliver excellence to our customers. Furthermore, our goal is to stay a step ahead of threat actors and regulatory obligations to keep our customers safe and compliant.

The Cybersecurity Challenge

As the world has become increasingly connected through the Internet and the Internet of Things (“IoT”), cyberattacks have prevailed and evolved, in different forms, causing uncontainable threats to the integrity and privacy of enterprise and personal data and resulted in significant economic losses globally. The McKinsey Global Institute has estimated that approximately 127 new IoT devices connect to the Internet every second. A report published by CyberSecurity Ventures stated that damages from global cybercrime is predicted to hit $10.5 trillion annually by 2025. Cybersecurity Ventures also expects that a business falls victim to a ransomware attack every 11 seconds in 2021, up from every 14 seconds in 2019. As a result, ransomware is one of the fastest growing types of cybercrime. Moreover, a Cybercrime Magazine survey reported that 68% of business leaders feel their cybersecurity risks are increasing. CyberSecurity Ventures has also predicted that worldwide global cybersecurity spending will exceed $1.75 trillion cumulatively from the fiscal years 2021 to 2025. Over an eight-year period tracked by CyberSecurity Ventures, the number of unfilled cybersecurity jobs grew by 350%, from one million positions in 2013 to 3.5 million in 2021.

In response to the increasing economic damage caused by heightened cybersecurity risks, regulatory bodies have pushed the implementation of new cybersecurity legislations, and cyber insurance companies have increased minimum cybersecurity requirements. We believe that we are well positioned in a fast-growing industry to provide businesses with a wide scope of cybersecurity services and with significant opportunities for growth.

Service Offering

We currently offer two major types of services to clients including security managed services and professional services.

Security Managed Services

Our security managed services deliver an end-to-end solution to cybersecurity and compliance needs based on the Cerberus Sentinel Process. We begin with a gap analysis of our customer’s existing cybersecurity and compliance practices. Next, we perform penetration testing, vulnerability scanning, and a best practices assessment. This culminates with a deliverable report outlining failures and risks and includes a remediation roadmap organized based on highest-value opportunities and critical necessities. This prioritized approach utilizes the maxi-min strategy to optimize our customers’ budgets, which we believe is something that comes from decades of experiential wisdom. Using this roadmap, our team performs remediation and change implementation throughout the customer’s business. This is followed by our culture program, which delivers cybersecurity and compliance awareness training, risk reporting, and periodic knowledge verification. We cover every area of our customer’s business and engage with every member of their team. This is our end-to-end holistic approach that leaves no stone unturned to ensure our customers are truly safe, secure, and compliant.

We offer multiple services in the security managed services portfolio, including compliance services, secured managed services, SOC managed services, and vCISO services.

S-3

Professional Services

Our advisory services include a wide array of tailored solutions for organizations of all sizes. Our in-depth and uniquely acquired industry expertise allows us to act as a trusted advisor of our clients to help them lower their risk profile, minimize cost impact, and meet regulatory compliance demands. We specialize in incident response and forensics, technical assessments, training, cybersecurity road mapping, and gap and risk assessment.

Growth Strategy

Cybersecurity service and consulting firms operate on various forms of business models. We do not focus on selling products; we promote a cybersecurity culture. Our growth strategy focuses on external acquisition and internal scalability to drive that culture within our customers’ organizations. Therefore, our revenue streams mainly come from security managed service and professional service fees. As the cybersecurity market grows over the years, we continue to see an increasing number of players entering the market with different sets of qualifications. However, organizations facing cybersecurity issues also usually lack the expertise to identify the right service provider or do not have the capital resources to hire a qualified CISO. We believe that this is where our growth opportunity lies since the lack of expertise leads to information asymmetry, which causes additional noise in the cybersecurity marketplace and exposes organizations to greater risks if found issues are not mitigated with the right group of experts. Furthermore, the industry is in need of highly qualified technology professionals in the cybersecurity field. A limited pool of talent results in increasing compensation and cost to retain such talent, which in turn compromises companies’ bottom line profitability and then increases the need to work externally with a partner such as our company. According to a Cybersecurity Jobs Report released in 2017 by Herjavec Group, total unfilled cybersecurity positions will be approximately 3.5 million by 2021. We intend to capitalize on this gap as our growth opportunity.

Our external acquisition strategy targets engineer-owned cybersecurity firms in the top U.S. and international markets with existing revenue in the range of $2 million to $25 million and profit margin of at least 15% to 25%, although there could be opportunities beyond the larger end of this range. We expect each acquisition to be strategic and accretive, and we expect to obtain direct access to a pool of ready-to-deploy and seasoned cybersecurity talent and enhanced access to a larger client base geographically.

Our internal scalability strategy will focus on exploring and materializing synergies with the acquired targets. With strategic acquisitions, on the topline, we expect to provide a broadened service offering, which translates into more diverse revenue streams and a larger client base. We also anticipate that we will be able to broaden our geographical sales coverage and reduce client acquisition costs. We also intend to synergize best practices across the platform, which will enhance client experience and client loyalty. On the bottom line, we plan to centralize general and administrative support functions in one location, which will significantly improve net margin for all the service lines. This will allow our management to focus on sales initiatives and achieve internal operations scalability in a relatively short period of time. We estimate that with a typical acquisition, we will realize annual savings on centralized operations, generate additional revenue from upselling to existing clients, and add revenue from new clients. In the long term, we expect to become a pure-play cybersecurity consolidator in the United States.

You can find more information about us in our filings with the SEC referenced in the sections in this document titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Recent Developments

Certain Preliminary Fourth Quarter and Fiscal 2022 Results

Set forth below is certain preliminary financial information and guidance that has been prepared by our management and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. Accordingly, Semple, Marchal & Cooper, LLP expresses no opinion or any other form of assurance with respect thereto. These preliminary results are subject to completion of our customary quarterly financial closing and audit and review procedures and are not a comprehensive statement of our financial results for the three months and year ended December 31, 2022. In addition, this preliminary financial information is not necessarily indicative of the results to be achieved in any future period and may differ materially from our actual operating results as a result of developments that occur after the date of this presentation. Our financial statements and related notes as of and for the year and quarterly period ended December 31, 2022 are not expected to be filed with the SEC until after this offering is completed.

S-4

For the three months ended December 31, 2022, we expect our revenue to be $14.7 million, and for the fiscal year ended December 31, 2022, we expect our revenue to be $46.5 million.

Corporate Information

Our principal executive office is located at 6900 E. Camelback Road, Suite 240, Scottsdale, Arizona 85251, and our telephone number is (480) 389-3444. Our website address is www.ciso.inc. Information on, or accessible through, our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as the term is used in The Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and therefore, we may take advantage of certain exemptions from various public company reporting requirements, including:

●	a requirement to only have two years of audited financial statements and only two years of related management’s discussion and analysis;

●	exemption from the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a non-binding advisory stockholder vote on executive compensation and any golden parachute payments.

We will remain an emerging growth company until the earlier to occur of (i) the end of the first fiscal year in which our annual gross revenues are $1.235 billion or more; (ii) the end of the first fiscal year in which we are deemed to be a “large accelerated filer,” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) December 31, 2027. So long as we remain an emerging growth company, we may choose to take advantage of some, but not all, of the available benefits of the JOBS Act. In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

S-5

THE OFFERING

Common stock offered by us	shares.

Common stock to be outstanding immediately after this offering	shares (or shares if the underwriter exercises its option to purchase additional shares in full).

Option to purchase additional shares from us

We have granted the underwriter a 30-day option to purchase up to an additional shares from us at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any, on the same terms as set forth in this prospectus supplement.

Use of proceeds

We expect to receive net proceeds of approximately $ from this offering (or approximately $ if the underwriter’s option to purchase additional shares is exercised in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds to us from this offering for general corporate purposes, which may include working capital, capital expenditures, repayment and refinancing of debt, research and development expenditures, acquisitions of additional companies or technologies, and investments. See “Use of Proceeds.”

Risk factors

Investing in our securities involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement as well as the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors that you should consider carefully before making an investment decision.

Nasdaq symbol	“CISO.”

The number of shares of our common stock to be outstanding after this offering is based on 145,945,679 shares of our common stock outstanding as of September 30, 2022 and excludes, as of such date, the following:

●	144,200 shares of common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $5.00 per share;

●	34,856,288 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $2.30 per share;

●	430,718 shares of common stock issuable upon conversion of outstanding convertible notes; and

●	21,983,903 shares of common stock reserved for issuance under our 2019 Equity Incentive Plan.

Except as otherwise noted, all information in this prospectus supplement assumes no exercise by the underwriter of its option to purchase additional shares of common stock from us.

S-6

RISK FACTORS

Before purchasing any of the securities you should carefully consider the risk factors relating to our company described below and incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2021, as well as the risks, uncertainties and additional information set forth in our reports on Forms 10-K, 10-Q, and 8-K filed with the SEC, and in the other documents incorporated by reference into this prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business, and prospects.

Risks Related to this Offering and Our Common Stock

Our actual results may vary from our preliminary results for the fourth quarter ended December 31, 2022 and fiscal year ended December 31, 2022 results included in the “Summary – Recent Developments” and the variances may be material.

This prospectus supplement contains certain preliminary unaudited financial results for our fourth quarter ended December 31, 2022 and fiscal year ended December 31, 2022. Upon completion of our auditor’s review of the results for the fourth quarter ended and fiscal year ended December 31, 2022, it is possible significant changes to such preliminary results may be necessary. Finally, such preliminary unaudited financial results do not reflect all of our material financial information as of and for the fourth quarter ended and fiscal year ended December 31, 2022, and we therefore caution you not to place undue reliance on them. See “Cautionary Note About Forward-Looking Statements” for a discussion of factors that may cause our actual results to vary from our estimates.

We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

We currently intend to use the net proceeds of this offering, if any, for general corporate purposes, which may include working capital, capital expenditures, repayment and refinancing of debt, research and development expenditures, acquisitions of additional companies or technologies, and investments. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, we will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. See “Use of Proceeds.”

If you purchase shares of common stock in this offering, you will experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional equity or equity-linked securities in the future.

Because the price per share of our common stock being offered is substantially higher than the as adjusted net tangible book value per share of our common stock, you will suffer immediate and substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $ per share and our net tangible book value as of September 30, 2022, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $ per share with respect to the as adjusted net tangible book value of the common stock. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

You may experience future dilution as a result of future acquisitions or equity offerings.

Our growth strategy is based upon increasing the number of our clients and our consolidated revenue by making successful acquisitions. We have in the past and may in the future issue shares of our common stock as consideration for such acquisitions, which will result in substantial dilution to our stockholders, including investors in this offering.

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Further, in order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

If any of the above should occur, our stockholders, including investors who purchase shares of common stock in this offering, will experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock.

We identified a material weakness in connection with our internal financial reporting controls. Although we are taking steps to remediate this material weakness, there is no assurance we will be successful in doing so in a timely manner, or at all, and we may identify other material weaknesses.

We have identified a material weakness in our internal control over financial reporting that existed as of the end of those periods, and which remained unremediated as of September 30, 2022. The material weakness relates to (i) the lack of risk assessment procedures on internal controls to detect financial reporting risks in a timely manner and (ii) the lack of documentation on policies and procedures that are critical to the accomplishment of financial reporting objectives.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Effective internal control over financial reporting is necessary for us to provide reliable financial reporting. We continue to evaluate steps to remediate the material weakness. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.

If we are not able to comply with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act of 2022”) or if we are unable to maintain effective internal control over financial reporting, we may not be able to produce timely and accurate financial statements or guarantee that information required to be disclosed by us in the reports that we file with the SEC, is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms. Any failure of our internal control over financial reporting or disclosure controls and procedures could cause our investors to lose confidence in our publicly reported information, cause the market price of our stock to decline, expose us to sanctions or investigations by the SEC or other regulatory authorities, or impact our results of operations.

We are implementing measures designed to ensure that control deficiencies contributing to the material weakness are remediated, such that these controls are designed, implemented, and operating effectively. We can give no assurance that the measures we are taking and plan to take in the future will remediate the material weakness identified or that any additional material weaknesses will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements.

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The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act and Nasdaq, may strain our resources, increase our costs and divert management’s attention, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company, we are subject to the reporting requirements of the Exchange Act, and the corporate governance standards of the Sarbanes-Oxley Act and Nasdaq. We have a limited operating history as a public company, and these requirements may place a strain on our management, systems and resources. In addition, we have incurred, and expect to continue to incur significant legal, accounting, insurance and other expenses. The Exchange Act requires us to file annual, quarterly and current reports with respect to our business and financial condition within specified time periods and to prepare a proxy statement with respect to our annual meeting of stockholders. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. Nasdaq requires that we comply with various corporate governance requirements. To maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting and comply with the Exchange Act and Nasdaq requirements, significant resources and management oversight are required. This may divert management’s attention from other business concerns and lead to significant costs associated with compliance, which could have a material adverse effect on us and the market price of our common stock .

The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect these rules and regulations to continue to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. These laws and regulations could also make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or its committees or as our executive officers. Advocacy efforts by stockholders and third parties may also prompt even more changes in governance and reporting requirements. We cannot predict or estimate the amount of additional costs we may incur or the timing of these costs. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

Our directors and executive officers beneficially own a substantial majority of our outstanding capital stock and will have the ability to control our affairs.

As of December 20, 2022, our current directors and executive officers beneficially owned approximately 62% of our outstanding capital stock. As a result, individuals will have the ability, acting together, to significantly influence the election of our directors and the outcome of corporate actions requiring stockholder approval, such as: (i) a merger or a sale of our company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our Certificate of Incorporation and Bylaws. This concentration of voting power and control could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other stockholders and be disadvantageous to our stockholders (including investors in this offering) with interests different from those entities and individuals. Certain of these individuals also have significant control over our business, policies and affairs as our officers or directors Therefore, you should not invest in reliance on your ability to have any control over us.

We do not intend to pay dividends on our common stock, and, accordingly, stockholders must rely on stock appreciation for any return on their investment.

We have never paid any cash dividends, and currently do not intend to pay any dividends for the foreseeable future. We intend to retain any future earnings to the extent necessary to develop and expand our business. Payment of cash dividends, if any, will depend, among other factors, on our earnings, capital requirements, and the general operating and financial condition, and will be subject to legal limitations on the payment of dividends out of paid-in capital. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock price. This may never happen, and investors may lose all of their investment.

We are subject to risks from operating internationally.

We operate internationally, and our growth strategy depends in part on our ability to expand our operations in foreign markets, including by way of acquisitions. International operations and business expansion plans are subject to numerous risks, including the following:

●	the burden of complying with complex and changing foreign regulatory, tax, accounting and legal requirements;
●	political and economic instability, civil unrest, acts of terrorism, force majeure, war, or other armed conflict;
●	changes in U.S. and other national government trade policies affecting the markets for our services;

S-9

●	changes in regulatory practices, tariffs and taxes;
●	potential non-compliance with a wide variety of laws and regulations, including anti-corruption, export control and anti-boycott laws and similar non-U.S. laws and regulations;
●	increased sovereign risk, such as defaults by or deterioration in the economies and credit ratings of governments, particularly in emerging markets;
●	logistical and communication challenges;
●	the interpretation of contractual provisions governed by foreign laws in the event of a contract dispute; and
●	currency exchange rate fluctuations, devaluations and other conversion restrictions.

Any of these factors could have a material adverse effect on our reputation, financial condition, results of operations and stock price.

Our operations in certain emerging markets expose us to political, economic and regulatory risks.

Our growth strategy depends in part on our ability to expand our operations in emerging markets, including, among others, countries in South America, and Europe. However, some emerging markets have greater political, economic and currency volatility and greater vulnerability to infrastructure and labor disruptions than more established markets. In many countries, particularly those with emerging economies, engaging in business practices prohibited by laws and regulations with extraterritorial reach, such as the Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act, or local anti-bribery laws may be more common. These laws generally prohibit companies and their employees, contractors or agents from making improper payments to government officials, including in connection with obtaining permits or engaging in other actions necessary to do business. Failure to comply with these laws could subject us to civil and criminal penalties that could materially and adversely affect our reputation, financial condition, results of operations and stock price. Failure to manage political, economic and regulatory risks in emerging markets could adversely affect our sales, financial condition, results of operations, cash flows and stock price.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our common stock.

If we fail to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

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CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

Except for historical information, this prospectus supplement, the accompanying prospectus and any documents we incorporate by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Such forward-looking statements include, among others, those statements including the words “believes,” “anticipates,” “expects,” “intends,” “estimates,” “plans,” and words of similar import. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. You should understand that many important factors, in addition to those discussed in this prospectus supplement, the accompanying prospectus and any documents we incorporate by reference, could cause our results to differ materially from those expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include :

●	our ability to achieve and sustain profitability of our existing lines of business and through our wholly owned subsidiaries;
our ability to raise sufficient capital to continue to acquire cybersecurity companies;
●	our ability to attract and retain cybersecurity talent;
●	our ability to identify potential acquisition targets within predetermined parameters;
●	our ability to successfully execute acquisitions, integrate the acquired businesses, and create synergies as a global cybersecurity consolidator;
●	our ability to attract and retain key technology or management personnel and to expand our management team;
●	the rate of growth and anticipated trends and challenges in our business and in the market for our services;
●	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, and our ability to achieve and maintain future profitability;
●	sufficiency of cash and cash equivalent to meet our needs for at least the next 12 months;
●	our ability to attract and retain clients;
●	our ability to expand our professional services offerings and capabilities;
●	our ability to generate revenue and gross profit;
●	our ability to navigate through the increasingly complex cybersecurity regulatory environment;
●	beliefs and objectives for future operations;
●	our ability to stay in compliance with laws and regulations currently applicable to, or which may become applicable to, our business both in the United States and internationally;
●	economic and industry trends or trend analysis;
●	our beliefs regarding the timing of rebranding and marketing efforts;
●	our beliefs regarding the sufficiency of our liquidity and capital resources; and
●	anticipated income tax rates, tax estimates and tax standards.

Other sections of this prospectus supplement, the accompanying prospectus and any documents we incorporate by reference describe additional risk factors that could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time, and it is not possible for our management to predict all risk factors and uncertainties, nor are we able to assess the impact of all of these risk factors on our business or the extent to which any risk factor, or combination of risk factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks and others described under the section “Risk Factors” This prospectus supplement, the accompanying prospectus and any documents we incorporate by reference are not exhaustive.

Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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USE OF PROCEEDS

We expect to receive net proceeds of approximately $           from this offering (or approximately $            if the underwriter’s option to purchase additional shares is exercised in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, repayment and refinancing of debt, research and development expenditures, acquisitions of additional companies or technologies, and investments. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, we will retain broad discretion over the allocation of net proceeds.

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DILUTION

If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing the net tangible book value (tangible assets less total liabilities) by the number of outstanding shares of our common stock.

Our net tangible book deficit as of September 30, 2022 was approximately $4.6 million, or $(0.03) per share of common stock.

After giving effect to our sale of         shares of our common stock by us in this offering at the public offering price of $          per share, after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2022, would be $            , or $        per share. This represents an immediate increase in the net tangible book value of $ per share to existing shareholders and an immediate dilution of $          per share to investors purchasing shares in this offering. The following table illustrates this per share dilution:

Public offering price per share of common stock			$
Net tangible book deficit per share as of September 30, 2022		$(0.03)
Increase per share attributable to new investors	$
Net tangible book value per share after this offering			$
Dilution per share to new investors			$

If the underwriter exercises its option in full, the as adjusted net tangible book value per share after giving effect to this offering would be approximately $        per share, and the dilution in net tangible book value per share to investors in this offering would be approximately $         per share.

The table and discussion above are based on 145,945,679 shares of common stock outstanding on September 30, 2022, and excludes, as of that date, the following:

●	144,200 shares of common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $5.00 per share;

●	34,856,288 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $2.30 per share;

●	430,718 shares of common stock issuable upon conversion of outstanding convertible notes; and

●	21,983,903 shares of common stock reserved for issuance under our 2019 Equity Incentive Plan.

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UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated February , 2023, between us and Cantor Fitzgerald & Co., 499 Park Avenue, New York, New York 10022, as the sole book-running manager of this offering, we have agreed to sell to Cantor Fitzgerald & Co., and Cantor Fitzgerald & Co. has agreed to purchase from us, shares of common stock.

The underwriting agreement provides that the obligations of Cantor Fitzgerald & Co. are subject to certain conditions precedent such as the receipt by Cantor Fitzgerald & Co. of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that Cantor Fitzgerald & Co. will purchase all of the shares of common stock if any of them are purchased. We have agreed to indemnify Cantor Fitzgerald & Co. and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that Cantor Fitzgerald & Co. may be required to make in respect of those liabilities.

Cantor Fitzgerald & Co. is offering the shares of common stock subject to its acceptance of the shares of common stock from us and subject to prior sale. Cantor Fitzgerald & Co. reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to Purchase Additional Shares

We have granted to Cantor Fitzgerald & Co. an option, exercisable 30 days from the date of this prospectus supplement to purchase, from time to time, in whole or in part, up to an aggregate of              shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions.

Commission, Fees and Expenses

Cantor Fitzgerald & Co. is purchasing the shares of common stock from us at $             per                share (representing approximately $            of proceeds to us, before offering expenses). The difference between the price, at which Cantor Fitzgerald & Co. purchases shares from us and the price at which Cantor Fitzgerald & Co. resells such shares may be deemed underwriting compensation. If Cantor Fitzgerald & Co. effects such transactions by selling shares of common stock to or through dealers, such dealers may receive compensation in the form of discounts, concessions or commissions from Cantor Fitzgerald & Co. and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

We estimate expenses payable by us in connection with this offering will be approximately $              . We have also agreed to reimburse the underwriter for up to $350,000 of certain of their counsels’ fees and expenses, which reimbursed fee is deemed underwriting compensation for this offering by FINRA.

We have engaged Boustead Securities, LLC to act as a financial advisor in connection with this offering and have agreed to pay them a financial advisory fee in the amount of $600,000. Boustead Securities, LLC is not engaged in, nor affiliated with, any entity that is engaged in the solicitation or distribution of this offering.

Listing

Our common stock is listed on Nasdaq under the trading symbol “CISO.”

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No Sales of Similar Securities

We have agreed, subject to certain specified exceptions, not to directly or indirectly, for a period of 90 days after the date of the underwriting agreement:

●	sell, offer to sell, contract to sell or lend any option (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of, any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially,

●	enter into any swap, hedge or other agreement or transaction that transfers, in whole or in part, the economic consequence of ownership of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock, or

●	publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of Cantor Fitzgerald & Co.

In addition, we agree that, without the prior written consent of Cantor Fitzgerald & Co., we will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

The foregoing restrictions do not apply in certain circumstances, including efforts by us to (and in each case, subject to certain limitations):

●	effect the transactions contemplated by the underwriting agreement; and

●	issue shares or options to purchase shares, or issue shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the registration statement, the time of sale prospectus and the prospectus, but only if the holders of such shares or options agree in writing with the underwriter not to sell, offer, dispose of or otherwise transfer any such shares or options for a period of 90 days after the date of this prospectus supplement without the prior written consent of Cantor Fitzgerald & Co. (which consent may be withheld in its sole discretion).

●	issue certain debt securities, issue shares or related securities (options -or warrants or other rights to acquire shares or any securities exchangeable or exercisable for or convertible into shares) to current consultants for service rendered up to a maximum aggregate amount of 300,000 shares, issue securities pursuant to acquisitions or strategic transactions approved or previously approved by a majority of our disinterested directors, and, 30 days after the later of (i) the date of this prospectus and (ii) the closing of any exercise of Cantor Fitzgerald & Co’s option to purchase addition shares (if any exercise occurs), offer and sell shares under our at-the-market offering program.

Our directors and officers have agreed, subject to certain specified exceptions, not to directly or indirectly, for a period of 90 days after the date of the underwriting agreement:

●	sell, offer to sell, contract to sell or lend any option (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of, any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially;

●	enter into any swap, hedge or other agreement or transaction that transfers, in whole or in part, the economic consequence of ownership of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock; or

●	publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of Cantor Fitzgerald & Co.

In addition, our officers and directors agree that, without the prior written consent of Cantor Fitzgerald & Co., we will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

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In the case of our officers and certain directors, the restrictions do not apply in certain circumstances, including (and in each case, subject to certain limitations):

●	transfers by gift, for estate planning purposes, to immediate family members or their trusts or by testamentary document or intestate succession to a beneficiary or immediate family member (for purposes of this underwriting section, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

●	transfers to a charitable organization;

●	transfers by operation of law, including pursuant to a qualified domestic order or in connection with a divorce settlement;

●	transfers to the Company in connection with the “cashless” exercise of options to purchase shares of Common Stock pursuant to employee benefit plans or agreements existing as of the date hereof and disclosed or incorporated by reference in the final prospectus relating to the Offering; or

●	shares of Common Stock acquired in open market transactions after the Offering.

Cantor Fitzgerald & Co. may, in its sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements.

Market Making, Stabilization and Other Transactions

Cantor Fitzgerald & Co. may make a market in the common stock as permitted by applicable laws and regulations. However, Cantor Fitzgerald & Co. is not obligated to do so, and Cantor Fitzgerald & Co. may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriter has advised us that it, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares of our common stock in this offering. The underwriter may close out any covered short position by either exercising its option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriter for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

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Neither we, nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriter is not obligated to engage in these activities and, if commenced, may end any of these activities at any time. These transactions may be effected on the NYSE in the over-the-counter market or otherwise.

Passive Market Making

The underwriter may also engage in passive market making transactions in our common stock on Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter is not required to engage in passive market making and, if commenced, may end passive market making activities at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriter, selling group members (if any) or their affiliates. The underwriter may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter’s web site and any information contained in any other web site maintained by the underwriter is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Right of First Refusal

We have granted Cantor Fitzgerald & Co. a right of first refusal, subject to certain exceptions, to act as (x) an underwriter, an initial purchaser or a placement agent for any financing involving our equity securities (in each case acting as an active book running manager) and to receive a percentage of the aggregate gross spread or fees from any such subsequent equity financing equal to or greater than the percentage to be received by any other active joint book running manager; and (y) a financial advisor to us in the event of certain corporate transactions (other than financings), on terms and conditions (including receipt of internal committee approvals) customary for Cantor Fitzgerald & Co. for similar transactions, which terms and conditions will be embodied in one or more separate written definitive agreements. The right of first refusal will have a duration of less than three years, in accordance with FINRA Rule 5110(g)(6)(A).

Other Activities and Relationships

Cantor Fitzgerald & Co. and certain of its affiliates are full service financial institutions engaged in a wide range of activities for their own accounts and the accounts of customers, which may include, among other things, corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending. Cantor Fitzgerald & Co. and certain of its affiliates have, from time to time, performed, and may in the future perform, various investment banking and financial advisory services for us and our affiliates, for which it received or will receive customary fees and expenses.

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In addition, in the ordinary course of its business, Cantor Fitzgerald & Co. and its affiliates may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities and/or bank debt of, and/or derivative products. Such investment and securities activities may involve our securities and instruments. Cantor Fitzgerald & Co. and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Stamp Taxes

If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

This prospectus supplement constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or on the merits of the securities and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus supplement has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus supplement is exempt from the requirement that the issuer and the underwriter(s) provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the issuer and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement that the issuer prepares and files a prospectus under applicable Canadian securities laws. Any resale of the securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the securities will be deemed to have represented to the issuer and the underwriter(s) that the investor (i) is purchasing the securities as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

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Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus supplement does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the securities or with respect to the eligibility of the securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus supplement), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur Canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Australia

This document does not constitute a prospectus, product disclosure statement or other disclosure document under the Australia’s Corporations Act 2001 (Cth) (the “Corporations Act”) of Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this document in Australia:

You confirm and warrant that you are either:

●	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;
●	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or
●	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance.

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You warrant and agree that you will not offer any of the shares issued to you pursuant to this document for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each member state of the European Economic Area (each a “Member State”), no securities have been offered or will be offered pursuant to the offer described herein in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Member State at any time:

(i) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(ii) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(iii) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Member State who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Member State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriters have authorised, nor do they authorise, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of securities contemplated in this document.

The issuer and the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase, or subscribe for, any securities and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

In Member States, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation (“Qualified Investors”). This document must not be acted on or relied on in any Member State by persons who are not Qualified Investors. Any investment or investment activity to which this document relates is available in any Member State only to Qualified Investors and will be engaged in only with such persons.

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Hong Kong

No securities have been, may be or will be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding UP and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the securities has been issued or may be issued or will be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

This document has not been and will not be registered with the Registrar of Companies in Hong Kong. Accordingly, this document may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this document and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 of Japan, as amended) (the “FIEA”), and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This document has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person as defined under Section 275(2) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA and where (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 , or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA. In the event that you are not an investor falling within any of the categories set out above, please return this document immediately. You may not forward or circulate this document to any other person in Singapore.

No offer is made to you with a view to the securities being subsequently offered for sale to any other party. There are on-sale restrictions that may be applicable to investors who acquire securities. As such, investors are advised to acquaint themselves with the provisions of the SFA relating to resale restrictions and comply accordingly.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

●	a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

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●	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the securities under Section 275 of the SFA except:

●	to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
●	where no consideration is given for the transfer;
●	where the transfer is by operation of law;
●	as specified in Section 276(7) of the SFA; or
●	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the issuer or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom

In relation to the United Kingdom, no securities have been offered or will be offered pursuant to the offer described herein to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the UK Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

(i) to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(ii) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(iii) in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”),

provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

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Each person in the United Kingdom who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriters have authorised, nor do they authorise, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of securities contemplated in this document.

The issuer and the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of United Kingdom law by virtue of the European Union (Withdrawal) Act 2018.

In the United Kingdom, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation who are also: (i) persons who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); (ii) persons falling within Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. Any investment or investment activity to which this document relates is available in the United Kingdom only to relevant persons and will be engaged in only with such persons.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) may only be communicated or caused to be communicated in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply. All applicable provisions of the FSMA and the Order must be complied with in respect of anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

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LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York. The underwriter is being represented by DLA Piper LLP (US), New York, New York.

EXPERTS

Our consolidated financial statements as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Semple, Marchal & Cooper, LLP, independent registered public accounting firm, and Baker Tilly Chile LTDA, independent registered public accounting firm, and upon the authority of said firms as experts in accounting and auditing.

The financial statements of Arkavia Networks SpA as of 31 December 2021, and for the period from 01 to 31 December 2021, have been audited by Baker Tilly Chile LTDA, as stated in its report incorporated herein by reference.

The financial statements of Arkavia Networks SpA as of December 31, 2020 and 2019, and for each of the years in the two-year period ended on December 31, 2020, have been incorporated by reference herein and in the registration statement in reliance upon the report of Baker Tilly Chile LTDA, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file annual, quarterly, and special reports, proxy statements, and other information with the SEC. We file many of our documents electronically with the SEC, and you may access those documents over the Internet. The SEC maintains a web site that contains reports, proxy, and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. Documents we have filed with the SEC are also available on our website through the investor link at www.ciso.inc. We have included our website address as an inactive textual reference only and our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus supplement.

You should rely only on the information in this prospectus supplement and accompanying prospectus and the additional information described below and under the heading “Incorporation of Certain Documents by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus supplement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. supplement The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the S-1 on April 15, 2022, as amended by Amendment No. 1 to Annual Report on Form 10-K/A, filed with the SEC on July 15, 2022; and

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 16, 2022, August 15, 2022 and November 14, 2022, respectively;

●	our Current Reports on Form 8-K filed on January 6, 2022, January 20, 2022, January 20, 2022, February 7, 2022, February 22, 2022, March 21, 2022, July 1, 2022, August 4, 2022 and December 21, 2022 and our Current Reports on Form 8-K/A filed on February 14, 2022 and July 15, 2022 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed); and

●	the description of our common stock contained in our registration statement on Form 8-A filed under the Exchange Act on January 13, 2022, including any amendment or reports filed for the purpose of updating such description (including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2021).

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus supplement from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus supplement. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus supplement and accompanying prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents).

We will provide each person to whom this prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain copies of these filings, at no cost, through the “Investor” section of our website (www.ciso.inc.), and you may request copies of these filings, at no cost, by writing or telephoning us at:

Cerberus Cyber Sentinel Corporation
Attention: Secretary
6900 E. Camelback Road, Suite 240
Scottsdale, Arizona 85251
Telephone: (480) 389-3444

We have included our website address as an inactive textual reference only and our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus supplement.

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PROSPECTUS

$300,000,000

Cerberus Cyber Sentinel Corporation

Common Stock
Preferred Stock
Warrants
Debt Securities
Units

We may, from time to time, offer to sell to the public, in one or more offerings, any of the following securities:

●	shares of our common stock;

●	shares of our preferred stock;

●	warrants to purchase shares of our common stock, preferred stock, and/or debt securities;

●	debt securities consisting of debentures, notes, or other evidences of indebtedness; or

●	units consisting of any combination of the foregoing securities.

We may offer and sell any combination of the securities in amounts, at prices, and on terms that we will determine at the time of any particular offering, to or through one or more agents, dealers or underwriters, or directly to purchasers, including through subscription rights offerings, on a continuous or delayed basis. If agents, underwriters, or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. In addition, selling security holders to be named in a prospectus supplement may offer and sell our securities from time to time in one or more transactions in amounts, at prices, and on terms that will be determined at the time of an offering.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update, or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

Our common stock is listed on The Nasdaq Capital Market and trades under the symbol “CISO.”

Currently, we are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced public company reporting requirements. Please read “Implications of Being an Emerging Growth Company.”

You should read carefully and consider the “Risk Factors” referenced on page 6 of this prospectus, as well as those contained in the applicable prospectus supplement and in the documents that are incorporated by reference herein or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 27, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf process, we may, from time to time, sell any of the securities described in this prospectus in one or more offerings and selling security holders may offer such securities owned by them from time to time.

This prospectus provides you with a general description of the securities we may offer. Each time we or selling security holders sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any additional information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference, and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed materially since those dates.

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” and “our company” mean, collectively, Cerberus Cyber Sentinel Corporation and its subsidiaries.

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PROSPECTUS SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus and the applicable prospectus supplement carefully, especially the section entitled “Risk Factors” contained herein and therein and the documents incorporated by reference herein and therein, as well as the consolidated financial statements and the notes to the consolidated financial statements incorporated in this prospectus by reference.

Our Business

We are a cybersecurity and compliance company comprised of highly trained and seasoned security professionals who work with clients to enhance or create a better cyber posture in their organization. Cybersecurity, also known as computer security or information technology security, is the protection of computer systems and networks from information disclosure, theft of or damage to their hardware, software, or electronic data, as well as from the disruption or misdirection of the services they provide. The cybersecurity industry has a supply and demand issue wherein there is more demand for cybersecurity services than there are expert and seasoned compliance and cybersecurity professionals available in the market. We seek to identify, attract, and retain highly skilled cyber and compliance teams and bring them together to provide holistic cyber services. We accomplish this through acquisitions, direct hiring, and incentivizing employees with stock options to help retain them. On an ongoing basis, we seek to identify cyber talent that is culturally aligned and that offers operating leverage through both existing customer revenue and relationships. We have invested in enterprise solutions and executive talent to integrate our different organizations into an ecosystem that works together to provide complete and holistic cybersecurity through cross pollination of solutions. The ecosystem is intended to provide additional revenue opportunities and drive overall recurring revenue.

We emphasize to clients the critical nature of having their work force create a continuously aware security culture. Once engaged, we strive to become the trusted advisors for customers’ cybersecurity and compliance needs by providing tailored security solutions based upon their organizational needs. We do not focus on selling cybersecurity products; we are product-agnostic so that we can provide solutions that fit the customer’s security needs, financial realities, and future strategy. Our approach is to evaluate the client’s organization holistically, identify compliance requirements, and help secure the infrastructure while helping to create a culture of security.

We provide a full range of cybersecurity consulting and related services, encompassing all three pillars of compliance, cybersecurity, and culture. Our services include secured managed services, compliance services, security operations center (“SOC”) services, virtual Chief Information Security Officer (“vCISO”) services, incident response, certified forensics, technical assessments, and cybersecurity training. We believe that culture is the foundation of every successful cybersecurity and compliance program. To deliver that outcome, we developed our unique offering of MCCP+ (“Managed Compliance & Cybersecurity Provider + Culture”), which is the only holistic solution that provides all three of these pillars under one roof from a dedicated team of subject matter experts. In contrast to the majority of cybersecurity firms that are focused on a specific technology or service, we seek to differentiate ourselves by remaining technology agnostic, focusing on accumulating highly sought-after topic experts. We continually seek to identify and acquire cybersecurity talent to expand our service scope and geographical coverage to provide the best possible service for our clients. We believe that bringing together a world-class team of technological experts with multi-faceted expertise in the critical aspects of cybersecurity is key to providing technology agnostic solutions to our clients in a business environment that has suffered from a chronic lack of highly skilled professionals, thereby setting us apart from competitors and in-house security teams. Our goal is to create a culture of security and to help quantify, define, and capture a return on investment from information technology and cybersecurity spending. Our brand rallies around the battle cry: “Cybersecurity is a Culture, not a Product.”

Offering this set of cybersecurity services allows us to capture more revenue with greater efficiency, facilitating greater profitability and stronger customer retention. The benefit to our customers is that they receive an efficient engagement from a single provider that covers a wide range of their needs. This means their challenges are addressed more thoroughly and problems are resolved more rapidly when compared to working with multiple vendors. This leads to the best possible outcome, which enables our customers to commit to us for the long term.

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We believe that our business model is differentiated from other companies in the industry in that our employees are not consultants; they are dedicated partners available on a recurring monthly contract. Due to the numerous challenges in hiring experienced cybersecurity and compliance professionals, assimilating our team of industry and subject matter experts into our clients’ teams is the ideal solution.

We are technology agnostic. Whereas, most cybersecurity firms are locked into working with a single technology, we seek to differentiate ourselves by remaining technology agnostic. This approach enables us to work with any business, no matter what systems or tools they use. For our customers, the benefit is equally valuable as they are able to choose the best tools and technology for their business needs without affecting their relationship with us.

We believe that building a world-class technology team with industry-specific and subject-matter expertise is the key to providing cutting-edge solutions to our clients. We will continue to identify and acquire cybersecurity talent to expand our scope of services and geographical footprint to fortify our capability to deliver excellence to our customers. Furthermore, our goal is to stay a step ahead of threat actors and regulatory obligations to keep our customers safe and compliant.

The Cybersecurity Challenge

As the world has become increasingly connected through the Internet and the Internet of Things (“IoT”), cyberattacks have prevailed and evolved, in different forms, causing uncontainable threats to the integrity and privacy of enterprise and personal data and resulted in significant economic losses globally. The McKinsey Global Institute has estimated that approximately 127 new IoT devices connect to the Internet every second. A report published by CyberSecurity Ventures stated that damages from global cybercrime is predicted to hit $10.5 trillion annually by 2025. Cybersecurity Ventures also expects that a business falls victim to a ransomware attack every 11 seconds in 2021, up from every 14 seconds in 2019. As a result, ransomware is one of the fastest growing types of cybercrime. Moreover, a Cybercrime Magazine survey reported that 68% of business leaders feel their cybersecurity risks are increasing. CyberSecurity Ventures has also predicted that worldwide global cybersecurity spending will exceed $1.75 trillion cumulatively from the fiscal years 2021 to 2025. Over an eight-year period tracked by CyberSecurity Ventures, the number of unfilled cybersecurity jobs grew by 350%, from one million positions in 2013 to 3.5 million in 2021.

In response to the increasing economic damage caused by heightened cybersecurity risks, regulatory bodies have pushed the implementation of new cybersecurity legislations, and cyber insurance companies have increased minimum cybersecurity requirements. We believe that we are well positioned in a fast-growing industry to provide businesses with a wide scope of cybersecurity services and with significant opportunities for growth.

Service Offering

We currently offer two major types of services to clients including security managed services and professional services.

Security Managed Services

Our security managed services deliver an end-to-end solution to cybersecurity and compliance needs based on the Cerberus Sentinel Process. We begin with a gap analysis of our customer’s existing cybersecurity and compliance practices. Next, we perform penetration testing, vulnerability scanning, and a best practices assessment. This culminates with a deliverable report outlining failures and risks and includes a remediation roadmap organized based on highest-value opportunities and critical necessities. This prioritized approach utilizes the maxi-min strategy to optimize our customers’ budgets, which we believe is something that comes from decades of experiential wisdom. Using this roadmap, our team performs remediation and change implementation throughout the customer’s business. This is followed by our culture program, which delivers cybersecurity and compliance awareness training, risk reporting, and periodic knowledge verification. We cover every area of our customer’s business and engage with every member of their team. This is our end-to-end holistic approach that leaves no stone unturned to ensure our customers are truly safe, secure, and compliant.

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We offer multiple services in the security managed services portfolio, including compliance services, secured managed services, SOC managed services, and vCISO services.

Professional Services

Our advisory services include a wide array of tailored solutions for organizations of all sizes. Our in-depth and uniquely acquired industry expertise allows us to act as a trusted advisor of our clients to help them lower their risk profile, minimize cost impact, and meet regulatory compliance demands. We specialize in incident response and forensics, technical assessments, training, cybersecurity road mapping, and gap and risk assessment.

Growth Strategy

Cybersecurity service and consulting firms operate on various forms of business models. We do not focus on selling products; we promote a cybersecurity culture. Our growth strategy focuses on external acquisition and internal scalability to drive that culture within our customers’ organizations. Therefore, our revenue streams mainly come from security managed service and professional service fees. As the cybersecurity market grows over the years, we continue to see an increasing number of players entering the market with different sets of qualifications. However, organizations facing cybersecurity issues also usually lack the expertise to identify the right service provider or do not have the capital resources to hire a qualified CISO. We believe that this is where our growth opportunity lies since the lack of expertise leads to information asymmetry, which causes additional noise in the cybersecurity marketplace and exposes organizations to greater risks if found issues are not mitigated with the right group of experts. Furthermore, the industry is in need of highly qualified technology professionals in the cybersecurity field. A limited pool of talent results in increasing compensation and cost to retain such talent, which in turn compromises companies’ bottom line profitability and then increases the need to work externally with a partner such as our company. According to a Cybersecurity Jobs Report released in 2017 by Herjavec Group, total unfilled cybersecurity positions will be approximately 3.5 million by 2021. We intend to capitalize on this gap as our growth opportunity.

Our external acquisition strategy targets engineer-owned cybersecurity firms in the top U.S. and international markets with existing revenue in the range of $2 million to $25 million and profit margin of at least 15% to 25%, although there could be opportunities beyond the larger end of this range. We expect each acquisition to be strategic and accretive, and we expect to obtain direct access to a pool of ready-to-deploy and seasoned cybersecurity talent and enhanced access to a larger client base geographically.

Our internal scalability strategy will focus on exploring and materializing synergies with the acquired targets. With strategic acquisitions, on the topline, we expect to provide a broadened service offering, which translates into more diverse revenue streams and a larger client base. We also anticipate that we will be able to broaden our geographical sales coverage and reduce client acquisition costs. We also intend to synergize best practices across the platform, which will enhance client experience and client loyalty. On the bottom line, we plan to centralize general and administrative support functions in one location, which will significantly improve net margin for all the service lines. This will allow our management to focus on sales initiatives and achieve internal operations scalability in a relatively short period of time. We estimate that with a typical acquisition, we will realize annual savings on centralized operations, generate additional revenue from upselling to existing clients, and add revenue from new clients. In the long term, we expect to become a pure-play cybersecurity consolidator in the United States.

You can find more information about us in our filings with the SEC referenced in the sections in this document titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Corporate Information

Our principal executive office is located at 6900 E. Camelback Road, Suite 240, Scottsdale, Arizona 85251, and our telephone number is (480) 389-3444. Our website address is www.cerberussentinel.com. Information contained on our website is not a part of this prospectus.

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Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as the term is used in The Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and therefore, we may take advantage of certain exemptions from various public company reporting requirements, including:

●	a requirement to only have two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis;

●	exemption from the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory stockholder vote on executive compensation and any golden parachute payments.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenues, have more than $700.0 million in market value of our capital stock held by non-affiliates, or issue more than $1.07 billion of non-convertible debt over a three-year period. So long as we remain an emerging growth company, we may choose to take advantage of some, but not all, of the available benefits of the JOBS Act. In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risk factors relating to our company that are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2021, as well as the risks, uncertainties, and additional information set forth in our SEC reports on Forms 10-K, 10-Q, and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business, and prospects.

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CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and therein, and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future,” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert, or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business strategy, our research and development, our product development efforts, our ability to commercialize our product candidates, the activities of our licensees, our prospects for initiating partnerships or collaborations, the timing of the introduction of products, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations, and intentions.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our filings with the SEC. We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained and incorporated by reference in this prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities from offerings under this prospectus for general corporate purposes unless the applicable prospectus supplement states otherwise. General corporate purposes may include working capital, capital expenditures, repayment and refinancing of debt, research and development expenditures, acquisitions of additional companies or technologies, and investments. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, we will retain broad discretion over the allocation of net proceeds. We would not receive proceeds from sales by our security holders.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Except as set out below, during the year ended December 31, 2021, there were no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

●	any director or executive officer of our company;
●	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
●	any promoters and control persons; and
●	any member of the immediate family (including spouse, parents, children, siblings and in laws) of any of the foregoing persons.

Note Payable with Jemmett Enterprises, LLC

On December 31, 2018, GenResults entered into an unsecured note payable with Jemmett Enterprises, LLC, an entity affiliated with Mr. Jemmett, Chief Executive Officer and Director, and majority stockholder of our company, for a principal amount of $200,000. The note had an original maturity date of June 30, 2020 and had an interest rate of 6% per annum. On June 29, 2020, the note payable was extended to July 30, 2021. During the year ended December 31, 2021 and 2020, we made cash payments of $59,787 and $50,000, respectively, under the note. The outstanding principal balance of this loan was zero and $59,787 as of December 31, 2021 and 2020, respectively.

Managed Services Agreement with Hensley Beverage Company

In July 2021, we entered into a 1 Year Managed Services Agreement with Hensley Beverage Company to provide secured managed services. We also may be engaged by Hensley Beverage Company from time to time to provide other related services outside the scope of the Managed Services Agreement. While the agreement provides for a term through December 31, 2021, the agreement will continue until terminated by either party. For the year ended December 31, 2021, we received $466,597 from Hensley Beverage Company for contracted services and as of December 31, 2021, had an outstanding receivable balance of $11,508. For the quarter ended March 31, 2022, we received $166,388 from Hensley Beverage Company for contracted services. Mr. McCain, a Director of our company, is President and Chief Operating Officer of Hensley & Company.

Note Payable with Hensley & Company

On December 23, 2020, we issued a 6% unsecured convertible note to Hensley & Company (the “Lender”), in consideration of the Lender lending us $3,000,000 (the “Principal Amount”). The Principal Amount, together with accrued and unpaid interest, was due on December 31, 2021 (the “Maturity Date”), with no prepayment option. Interest was calculated at 6% per annum (based on a 360-day year) and was payable monthly. The Maturity Date was extendable at our election to December 31, 2022. At any time prior to or on the Maturity Date, the Lender was permitted to convert all or any portion of the outstanding Principal Amount and all accrued but unpaid interest thereon into shares of our common stock at a conversion price of $2.00 per share. During the years ended December 31, 2021 and 2020, we paid the Lender interest payments of $182,500 and zero, respectively. On December 31, 2021, the Lender converted the total Principal Amount under the note into 1,500,000 shares of common stock of our company. Mr. McCain, a Director of our company, is President and Chief Operating Officer of the Lender.

Independent Consulting Agreement with Stephen Scott

On August 17, 2020, we entered into an Independent Consulting Agreement with Stephen Scott, a Director of our company, with respect to advisory and consulting services relating to our strategic and business development and sales and marketing. Mr. Scott receives a consulting fee of $11,500 per month for such services. During the year ended December 31, 2021, we paid consulting fees to Mr. Scott in the aggregate amount of $138,000. During the quarter ended March 31, 2022, we paid consulting fees to Mr. Scott in the aggregate amount of $23,000.

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SELLING SECURITY HOLDERS

Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for sale. The initial purchasers of our securities, as well as their transferees, pledgees, donees, or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling security holder and the number of and type of securities beneficially owned by such selling security holder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling security holders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

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DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time common stock, preferred stock, debt securities, warrants to purchase any such securities, or any combination of the foregoing.

In this prospectus, we refer to the common stock, preferred stock, debt securities, and warrants to be sold by us collectively as “securities.”

If we issue debt securities at a discount from their original stated principal amount, then we will use the issue price, and not the principal amount, of such debt securities for purposes of calculating the total dollar amount of all securities issued under this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

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DESCRIPTION OF COMMON STOCK

We are authorized to issue up to 250,000,000 shares of common stock, par value $0.00001 per share, with 135,458,071 shares issued and outstanding as of March 31, 2022.

On June 14, 2022, our Board of Directors approved, and recommended that our stockholders approve, an amended and restated certificate of incorporation to, among other things, (i) increase our authorized shares of common stock from 250,000,000 to 300,000,000 and (ii) authorize the issuance of 50,000,000 shares of preferred stock, par value $0.00001 per share. On June 27, 2022, stockholders holding approximately 61.96% of our outstanding common stock executed a written consent in lieu of a special meeting of stockholders approving such amended and restated certificate of incorporation (the “Written Consent”). Pursuant to Rule 14c-2 of the Exchange Act, such amended and restated certificate of incorporation will not become effective until at least 20 calendar days following the date on which an information statement informing stockholders of the Written Consent is first mailed to our stockholders of record.

The following descriptions of our capital stock does not purport to be complete and is qualified in all respects by reference to our certificate of incorporation, as amended, our by-laws, and the Delaware General Corporation Law (“DGCL”).

General

Each share of our common stock has the same relative rights and is identical in all respects with each other share of common stock.

Voting Rights

Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our certificate of incorporation, as amended, does not provide for cumulative voting for the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Each outstanding share of common stock offered by this prospectus will, when issued, be fully paid and nonassessable.

Dividends

Holders of common stock are entitled to share ratably in any dividends declared by our Board of Directors, subject to any preferential dividend rights of any outstanding preferred stock. We have never declared or paid cash dividends on our common stock. We do not intend to pay cash dividends in the foreseeable future.

Preemptive Rights

Holders of common stock do not have any preemptive rights with respect to any shares that we may issue in the future. Thus, we may sell shares of our common stock without first offering them to the then holders of common stock.

Liquidation

In the event of any liquidation or dissolution of our company, whether voluntary or involuntary, the holders of our common stock would be entitled to receive pro rata, after payment of all our debts and liabilities, all of our assets available for distribution, subject to the rights of the holders of any preferred stock which may be issued with a priority in liquidation or dissolution over the holders of common stock.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “CISO.”

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Anti-Takeover Provisions

Statutory Business Combination Provision

Delaware has adopted a “business combination” statute (Section 203 of the DGCL) that may also have additional anti-takeover effects to provisions in our certificate of incorporation, as amended, and by-laws. Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

●	the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, prior to the time the interested stockholder attained that status;

●	upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

With certain exceptions, an “interested stockholder” is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

In general, Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.

A Delaware corporation may “opt out” of this provision with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, we have not “opted out” of this provision. Section 203 could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire our company.

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Size of the Board and Vacancies

Our by-laws provide that the exact number of directors is determined by resolution of the Board of Directors. Our Board of Directors has the right to fill any vacancies resulting from death, resignation, disqualification, or removal, as well as any newly created directorships arising from an increase in the size of the Board of Directors.

Amendment of Charter Provisions

The affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of our voting stock, voting together as a single class, is required to, among other things, amend, alter, change, or repeal certain provisions of our certificate of incorporation, as amended. Our by-laws may only be amended (or new by-laws adopted) by the Board of Directors or the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of our voting stock represented in person or by proxy at the meeting at which the amendment is voted on.

Undesignated Preferred Stock

Following the filing of the amended and restated certificate of incorporation, we could issue preferred stock that could have other rights, including economic rights senior to our common stock, so that the issuance of the preferred stock could adversely affect the market value of our common stock. The issuance of the preferred stock may also have the effect of delaying, deferring, or preventing a change in control of our company without any action by the stockholders. The effects of issuing preferred stock could include one or more of the following:

●	restricting dividends on the common stock;

●	diluting the voting power of the common stock;

●	impairing the liquidation rights of the common stock; or

●	discouraging, delaying, or preventing changes in control or management of our company.

Transfer Agent

The transfer agent and registrar for our common stock is Securities Transfer Corporation. Its telephone number is (469) 633-0101.

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DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of the preferred stock that we may offer by this prospectus. The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock that we issue will be governed by our certificate of incorporation, as amended, including the certificate of designations relating to such series of preferred stock, and our by-laws. In this section entitled “Description of Preferred Stock,” references to “we,” “us,” “our,” and “our company” refer only to Cerberus Cyber Sentinel Corporation and not to its consolidated subsidiaries.

We currently do not have any authorized shares of preferred stock. We may amend from time to time our certificate of incorporation, as amended, to increase the number of authorized shares of common stock or to authorize the issuance of preferred stock. Any such amendment would require the approval of the holders of a majority of our shares entitled to vote.

On June 14, 2022, our Board of Directors approved, and recommended that our stockholders approve, an amended and restated certificate of incorporation to, among other things, (i) increase our authorized shares of common stock from 250,000,000 to 300,000,000 and (ii) authorize the issuance of 50,000,000 shares of preferred stock, par value $0.00001 per share. On June 27, 2022, stockholders holding approximately 61.96% of our outstanding common stock executed a written consent in lieu of a special meeting of stockholders approving such amended and restated certificate of incorporation (the “Written Consent”). Pursuant to Rule 14c-2 of the Exchange Act, such amended and restated certificate of incorporation will not become effective until at least 20 calendar days following the date on which an information statement informing stockholders of the Written Consent is first mailed to our stockholders of record. We will not issue any shares of preferred stock until such time as the amended and restated certificate of incorporation is filed with the Secretary of State of the State of Delaware

The following descriptions of our capital stock does not purport to be complete and is qualified in all respects by reference to our certificate of incorporation, as amended, our by-laws, and the DGCL.

We will fix the rights, preferences, privileges, and restrictions of the preferred stock of each series in the certificate of designations relating to that series. We will incorporate by reference as an exhibit to the registration statement that includes this prospectus the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include the following, to the extent applicable:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date, and method of calculation for dividends, if any;

●	whether any dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

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●	whether the preferred stock will be convertible into our common stock and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale, or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve, or wind up our affairs; any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve, or wind up our affairs; and

●	any other specific terms, preferences, rights, or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares, when issued in accordance with the terms of the applicable agreement, will be validly issued, fully paid, and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Section 242 of DGCL provides that the holders of each class or series of stock will have the right to vote separately as a class on certain amendments to our certificate of incorporation, as amended, that would affect the class or series of preferred stock, as applicable. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

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DESCRIPTION OF WARRANTS

As of March 31, 2022, warrants to purchase approximately 144,200 shares of our common stock with a weighted average exercise price per share of $5.00 were outstanding.

We may issue warrants or other rights. We may issue these securities in such amounts or in as many distinct series as we wish. This section summarizes the terms of these securities that apply generally. We will describe the financial and other specific terms of any such series of securities in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

When we refer to a series of securities in this section, we mean all securities issued as part of the same series under any applicable indenture, agreement, or other instrument. When we refer to the prospectus supplement, we mean the applicable prospectus supplement describing the specific terms of the security you purchase. The terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

In this section entitled “Description of Warrants,” references to “we,” “us,” “our,” and “our company” refer only to Cerberus Cyber Sentinel Corporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own warrants or other rights registered in their own names, on the books that we or any applicable trustee or warrant or rights agent maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries.

Warrants

The following description of warrants does not purport to be complete and is qualified in its entirety by reference to the description of a particular series of warrants contained in an applicable prospectus supplement. For information relating to our capital stock, see “Description of Capital Stock,” “Description of Common Stock,” and “Description of Preferred Stock.”

We may offer by means of this prospectus warrants for the purchase of our common stock or preferred stock. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Agreements

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. Each series of warrants may be evidenced by certificates and may be issued under a separate indenture, agreement, or other instrument to be entered into between us and a bank that we select as agent with respect to such series. The agent, if any, will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.

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General Terms of Warrants

The prospectus supplement relating to a series of warrants will identify the name and address of the warrant agent, if any. The prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title and issuer of the warrants;

●	the aggregate number of warrants;

●	the price or prices at which the warrants will be issued;

●	the currencies in which the price or prices of the warrants may be payable;

●	the designation, amount, and terms of the securities purchasable upon exercise of the warrants;

●	the designation and terms of the other securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of security;

●	if applicable, the date on and after which the warrants and any related securities will be separately transferable;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of such securities may be listed;

●	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

●	the minimum or maximum amount of warrants that may be exercised at any one time;

●	whether the warrants will be issued in fully registered for or bearer form, in global or non-global form, or in any combination of these forms;

●	information with respect to book-entry procedures, if any;

●	a discussion of certain U.S. federal income tax considerations; and

●	any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. If any warrant is exercisable for other securities or other property, the following provisions will apply. Each such warrant may be exercised at any time up to any expiration date and time mentioned in the prospectus supplement relating to those warrants. After the close of business on any applicable expiration date, unexercised warrants will become void.

Warrants may be exercised by delivery of the certificate representing the securities to be exercised, or in the case of global securities by delivery of an exercise notice for those warrants, together with certain information, and payment to any agent in immediately available funds, as provided in the prospectus supplement, of the required purchase amount, if any. Upon receipt of payment and the certificate or exercise notice properly executed at the office indicated in the prospectus supplement, we will, in the time period the relevant agreement provides, issue and deliver the securities or other property purchasable upon such exercise. If fewer than all of the warrants represented by such certificates are exercised, a new certificate will be issued for the remaining amount of warrants.

If mentioned in the prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

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Antidilution Provisions

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. In the case of warrants to purchase common stock, the exercise price payable and the number of shares of common stock purchasable upon warrant exercise may be adjusted in certain events, including:

●	the issuance of a stock dividend to common stockholders or a combination, subdivision, or reclassification of common stock;

●	the issuance of rights, warrants, or options to all common and preferred stockholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per share of common stock;

●	any distribution to our common stockholders of evidences of our indebtedness of assets, excluding cash dividends or distributions referred to above; and

●	any other events mentioned in the prospectus supplement.

The prospectus supplement will describe which, if any, of these provisions shall apply to a particular series of warrants. Unless otherwise specified in the applicable prospectus supplement, no adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number and no fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. We and any agent for any series of warrants may amend any warrant or rights agreement and the terms of the related warrants by executing a supplemental agreement, without any such warrantholders’ consent, for the purpose of:

●	curing any ambiguity, any defective or inconsistent provision contained in the agreement, or making any other corrections to the agreement that are not inconsistent with the provisions of the warrant certificates;

●	evidencing the succession of another corporation to us and its assumption of our covenants contained in the agreement and the securities;

●	appointing a successor depository, if the securities are issued in the form of global securities;

●	evidencing a successor agent’s acceptance of appointment with respect to any securities;

●	adding to our covenants for the benefit of securityholders or surrendering any right or power we have under the agreement;

●	issuing warrants in definitive form, if such securities are initially issued in the form of global securities; or

●	amending the agreement and the warrants as we deem necessary or desirable and that will not adversely affect the interests of the applicable warrantholders in any material respect.

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We and any agent for any series of warrants may also amend any agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the warrants of any series affected by such amendment, for the purpose of adding, modifying, or eliminating any of the agreement’s provisions or of modifying the rights of the holders of warrants. However, no such amendment that:

●	reduces the number or amount of securities receivable upon any exercise of any such security;

●	shortens the time period during which any such security may be exercised;

●	otherwise adversely affects the exercise rights of warrantholders in any material respect; or

●	reduces the number of securities the consent of holders of which is required for amending the agreement or the related warrants;

may be made without the consent of each holder affected by that amendment.

Consolidation, Merger, and Sale of Assets

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. Any agreement with respect to warrants will provide that we are generally permitted to merge or consolidate with another corporation or other entity. Any such agreement will also provide that we are permitted to sell our assets substantially as an entirety to another corporation or other entity or to have another entity sell its assets substantially as an entirety to us. With regard to any series of warrants, however, we may not take any of these actions unless all of the following conditions are met:

●	if we are not the successor entity, the person formed by the consolidation or into or with which we merge or the person to which our properties and assets are conveyed, transferred, or leased must be an entity organized and existing under the laws of the United States, any state, or the District of Columbia and must expressly assume the performance of our covenants under any relevant indenture, agreement, or other instrument; and

●	we or that successor corporation must not immediately be in default under that agreement.

Enforcement by Holders of Warrants

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. Any agent for any series of warrants will act solely as our agent under the relevant agreement and will not assume any obligation or relationship of agency or trust for any securityholder. A single bank or trust company may act as agent for more than one issue of securities. Any such agent will have no duty or responsibility in case we default in performing our obligations under the relevant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any securityholder may, without the agent’s consent or consent of any other securityholder, enforce by appropriate legal action its right to exercise any warrant exercisable for any property.

Replacement of Certificates

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. We will replace any destroyed, lost, stolen, or mutilated warrant or rights certificate upon delivery to us and any applicable agent of satisfactory evidence of the ownership of that certificate and of its destruction, loss, theft or mutilation, and (in the case of mutilation) surrender of that certificate to us or any applicable agent, unless we have, or the agent has, received notice that the certificate has been acquired by a bona fide purchaser. That securityholder will also be required to provide indemnity satisfactory to us and the relevant agent before a replacement certificate will be issued.

Title

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. We, any agents for any series of warrants, and any of their agents may treat the registered holder of any certificate as the absolute owner of the securities evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

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DESCRIPTION OF DEBT SECURITIES

Any debt securities we may issue, offered by this prospectus and any accompanying prospectus supplement, will be issued under an indenture to be entered into between our company and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of our company and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety to the detailed provisions of the indenture.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

●	the place or places where principal and, if applicable, premium and interest, is payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denominations of $1,000, or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

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●	the currency of denomination;

●	the designation of the currency, currencies, or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

●	any events of default, if not otherwise described below under “Events of Default”;

●	the terms and conditions, if any, for conversion into or exchange for shares of common stock or preferred stock;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities that can be exchanged for or converted into shares of common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

●	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

●	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

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Certificated Debt Securities

Those who hold certificated debt securities may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. There will be no service charge for any transfer or exchange of certificated debt securities, but there may be a requirement to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Those who hold certificated debt securities may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent, or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising, or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of our company, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets, or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger, and Sale of Assets

We have agreed in the indenture that we will not consolidate with or merge into any other person, or convey, transfer, sell, or lease our properties and assets substantially as an entirety to any person, unless:

●	the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold, or leased, is a corporation organized and existing under the laws of the United States, any state, or the District of Columbia, or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of, and premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

●	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

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Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

●	we fail to pay any principal or premium, if any, when it becomes due;

●	we fail to pay any interest within 30 days after it becomes due;

●	we fail to comply with any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

●	certain events involving bankruptcy, insolvency, or reorganization of our company or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of, or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency, or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

●	all events of default (other than nonpayment of accelerated principal, premium, or interest) have been cured or waived;

●	all lawful interest on overdue interest and overdue principal has been paid; and

●	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency, or reorganization occurs, the principal, premium, and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

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The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

●	the holder gives to the trustee written notice of a continuing event of default;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

●	the trustee fails to institute a proceeding within 60 days after such request; and

●	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

●	to provide that the surviving entity following a change of control of our company permitted under the indenture will assume all of our obligations under the indenture and debt securities;

●	to provide for certificated debt securities in addition to uncertificated debt securities;

●	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

●	to cure any ambiguity, defect, or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

●	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time, we and the trustee may, with the consent of holders of at least a majority in principal amount of the outstanding debt securities, amend or supplement the indenture or the debt securities, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities, or waive compliance with any provision of the indenture or the debt securities in order to:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

●	reduce the rate of or change the time for payment of interest;

●	reduce the principal of or change the stated maturity of the debt securities;

●	make any debt security payable in money other than that stated in the debt security;

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●	change the amount or time of any payment required, or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

●	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment; or

●	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

●	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(1)	to register the transfer or exchange of such debt securities;

(2)	to replace temporary or mutilated, destroyed, lost, or stolen debt securities;

(3)	to compensate and indemnify the trustee; or

(4)	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

●	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

●	money;

●	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below), which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

●	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

which in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates, or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

●	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

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●	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

●	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if covenant defeasance had not occurred; and

●	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of our company, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

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DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements that we may enter into. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

In this section entitled “Description of Units,” references to “we,” “us,” “our,” and “our company” refer only to Cerberus Cyber Sentinel Corporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own units registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in units registered in street name or in units issued in book-entry form through one or more depositaries.

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock, and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” and “Description of Debt Securities” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace, or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

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Enforcement of Rights

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement, rights agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, preferred stock, common stock, or warrants, as relevant.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.

Modification without Consent of Holders

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

●	to cure any ambiguity;

●	to correct or supplement any defective or inconsistent provision; or

●	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent of Holders

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

●	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

●	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

●	if the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

●	if the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

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These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agreements and the units will be governed by New York law.

Form, Exchange, and Transfer

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We will issue each unit in global—that is, book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.

In addition, we will issue each unit in registered form, unless we say otherwise in the applicable prospectus supplement. Bearer securities would be subject to special provisions, as we describe below under “Securities Issued in Bearer Form.”

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

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The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

●	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed, or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

●	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

●	If we have the right to redeem, accelerate, or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures we plan to use with respect to our debt securities, where applicable.

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PLAN OF DISTRIBUTION

We and any selling security holders may sell the securities covered by this prospectus directly to purchasers or through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, concessions, or commissions from us. These discounts, concessions, or commissions as to any particular underwriter, broker-dealer, or agent may be in excess of those customary in the types of transactions involved. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions which may involve crosses or block transactions.

If underwriters are used in an offering of securities, such offered securities may be resold in one or more transactions:

●	on any national securities exchange or quotation service on which the common stock or the preferred stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the Nasdaq Capital Market in the case of the common stock;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

●	through the writing of options, whether the options are listed on an options exchange or otherwise.

Each prospectus supplement will state the terms of the offering, including, but not limited to:

●	the names of any underwriters, dealers, or agents;

●	the public offering or purchase price of the securities and the net proceeds that we will receive from the sale;

●	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

●	any discounts, commissions, or fees allowed or paid to dealers or agents; and

●	any securities exchange on which the offered securities may be listed.

If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities offered by such prospectus supplement, they will be required to purchase all of such offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

We may designate agents who agree to use their reasonable efforts to solicit purchasers for the period of their appointment or to sell securities on a continuing basis. We may also sell securities directly to one or more purchasers without using underwriters or agents.

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Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make. The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

The aggregate proceeds to us from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In order to comply with the securities laws of certain states, if applicable, any securities covered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to comply with the securities laws of some states, if applicable, the shares of common stock offered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Transfer Agent

The transfer agent and registrar for our common stock is Securities Transfer Corporation. Its telephone number is (469) 633-0101.

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LEGAL MATTERS

The validity of the securities that may be offered hereby will be passed upon for us by Greenberg Traurig, LLP, Phoenix, Arizona. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Semple, Marchal & Cooper, LLP, independent registered public accounting firm, and Baker Tilly Chile LTDA, independent registered public accounting firm, and upon the authority of said firms as experts in accounting and auditing.

The financial statements of Arkavia Networks SpA as of 31 December 2021, and for the period from 01 to 31 December 2021, have been audited by Baker Tilly Chile LTDA, as stated in its report incorporated herein by reference.

The financial statements of Arkavia Networks SpA as of December 31, 2020 and 2019, and for each of the years in the two-year period ended on December 31, 2020, have been incorporated by reference herein and in the registration statement in reliance upon the report of Baker Tilly Chile LTDA, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file annual, quarterly, and special reports, proxy statements, and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov. Documents we have filed with the SEC are also available on our website through the investors link at www.cerberussentinel.com. Information contained on our website does not constitute a part of this prospectus and is not incorporated by reference herein.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC. This helps us disclose certain important information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference each of the documents listed below.

●	our Annual Report on Form 10-K for the year ended December 31, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021;

●	our Current Reports on Form 8-K filed on January 6, 2022, January 20, 2022, February 7, 2022, February 22, 2022, and March 21, 2022 and our Current Report on Form 8-K/A filed on February 14, 2022 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed); and

●	the description of our common stock contained in our registration statement on Form 8-A filed under the Exchange Act on January 13, 2022, including any amendment or reports filed for the purpose of updating such description (including as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2021).

All filings by our company pursuant to the Exchange Act subsequent to the date hereof and prior to effectiveness of this registration statement are incorporated in this registration statement and deemed to be a part hereof from the date of filing of such documents or reports. In addition, all documents and reports filed by our company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

We will provide each person to whom this prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain copies of these filings, at no cost, through the “Investor” section of our website (www.cerberussentinel.com), and you may request copies of these filings, at no cost, by writing or telephoning us at:

Cerberus Cyber Sentinel Corporation
Attention: Secretary
6900 E. Camelback Road, Suite 240
Scottsdale, Arizona 85251
Telephone: (480) 389-3444

The information contained on our website is not a part of this prospectus.

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                    Shares

Common Stock

Prospectus Supplement

Cantor

            , 2023